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                                                                   EXHIBIT 10.56

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                                      AND
                     AMENDMENT TO STOCK OPTION AGREEMENTS


     This Second Amendment to Employment Agreement dated effective as of October 20, 2000 (hereinafter referred to as "Amendment"), is by and between FirstWorld
                                      ---------
Communications, Inc., a Delaware corporation (the "Company") and David J.
                                                   -------
Gandini ("Executive") (collectively, the "Parties").
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                                   RECITALS

     A. The Parties have previously entered into an Employment Agreement dated as of November 30, 1998 (hereinafter referred to as "Employment
                                                               ----------
          Agreement").
          ---------

     B. On or about July 3, 2000, the Company accepted the resignation of the President and Chief Executive Officer of the Company and the Executive was appointed Executive Vice President and Chief Operating Officer of the Company.

     C. The Parties have previously entered into the Employee Stock Option Agreements dated April 15, 1999 and December 31, 1999, (hereinafter collectively referred to as "Prior Option Agreements").
                                       -----------------------

     D. Pursuant to the terms of following amendments, the Parties mutually desire to: 1) extend the period of employment of Executive through and including January 1, 2002 under the same terms and conditions as contained in the Employment Agreement; 2) amend Executive's position and duties; 3) amend the terms of the Equalization Payment; 4) grant additional options, and under certain circumstances provide for a longer period in which to exercise options; and 5) increase in the Executive's bonus opportunity.


                                   AGREEMENT

     IN CONSIDERATION of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Employment Agreement as follows:

     1.   Section 2 Term of the Employment Agreement is deleted in its entirety
                    ----
and amended to read as follows:

          Term.  The period of employment of Executive by Company hereunder (the
          ----
          "Employment Period") shall commence on November 30, 1998 (the "Commencement Date") and shall continue through January 1, 2002. The
           -----------------
          Employment Period may be sooner terminated by either party in accordance with Section 5 of this Agreement.

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     2.   The first sentence of Section 3 Position and Duties of the Employment
                                          -------------------
Agreement is amended to read as follows (the remainder of the Section reads as stated in the Employment Agreement):

          Position and Duties.  During the Employment period, Executive shall
          -------------------
          serve as Executive Vice President and Chief Operating Officer of the Company, or such other position as requested by the Board of Directors.

     3.   Section 4(a) Equalization Payment of the Employment Agreement, shall
                       --------------------
include an additional sentence at the end of the Section as follows:

          Provided further, that in the event a new President and/or Chief
          -------- -------
          Executive Officer is elected or appointed and thereafter Executive is terminated without Cause or if Executive terminates his employment for Good Reason before the expiration of the Employment Period, the Equalization Payment shall become immediately due and payable.

4.        Section 4(c) Annual Bonus of the Employment Agreement is deleted in
                       ------------
its entirety and amended to read as follows:

          Annual Bonus.  The Board's Compensation Committee (the "Compensation
                                                                  ------------
          Committee") or its delegate shall review Executive's performance at
          ---------
          least once quarterly during each year of the Employment Period to review the Executive's performance pursuant to the procedures and terms of Company's Quarterly Bonus Plan ("Bonus Plan"), as in effect from time to time. The percentage of Executive's Salary to be used for calculations under the Bonus Plan shall be an amount equal to 50% of the Executive's Base Salary. The Executive's Bonus shall be paid pursuant to the terms and conditions of the Bonus Plan.

     5.   Additional Grant of Stock Options ("New Option Agreement"):
                                              --------------------

          Effective as of the date of this Amendment ("Option Grant Date"),
                                                       -----------------
          Executive shall be awarded a stock option (the "Additional Stock
                                                          ----------------
          Option") to purchase Fifty Thousand (50,000) shares of the Company's
          ------
          Series B Common Stock, par value $.0001 per share (the "Common
                                                                  ------
          Stock"). The shares of Common Stock subject to the Additional Stock Option shall vest in increments of Twenty Thousand (20,000) shares on August 1, 2001; Fifteen Thousand (15,000) shares on August 1, 2002; and Fifteen Thousand (15,000) shares on August 2, 2003. The Purchase Price for the Common Stock covered by the Additional Stock Option shall be equal to the fair market value of the Common Stock as measured by the closing price of a share of Common Stock on NASDAQ on the Option Grant Date. The Additional Stock Option will be granted under the 1999 Equity Incentive Plan of FirstWorld Communications, Inc. (the "Plan") and the terms and conditions of the Additional Stock
                     ----
          Option will be determined in accordance with the Plan; provided however, to the extent such terms of the Plan or the New Option Agreement conflict with the terms of the Employment Agreement, as amended, the terms of the Employment Agreement will control. To the extent permissible under applicable law and the Plan,

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          the Additional Stock Option granted under the New Option Agreement will be granted as incentive stock options.

     6.   Consistent with Section 4(d) Stock Options of Executive's Employment
                                       -------------
Agreement, Section 5.3 Change in Control of the Prior Option Agreements shall
                       -----------------
read as follows:

          Change in Control and Accelerated Vesting.  Notwithstanding any terms
          -----------------------------------------
          in the Plan to the contrary, this Option Agreement, the Employment Agreement, as amended, or otherwise, all of the Options granted hereunder shall become vested and exercisable immediately prior to such transaction in the event of the sale of all or substantially all of the Company's assets or a merger or consolidation in which the Company is not the surviving entity, or the Company's stockholders prior to the transaction own less than 50% of the voting power of the Company's outstanding securities immediately following the transaction, or upon termination of Executive's employment by the Company without Cause.

     7.   Section 5.3 of the New Option Agreement shall read as follows:

          Change in Control and Accelerated Vesting.  Notwithstanding any terms
          -----------------------------------------
          in the Plan to the contrary, this Option Agreement, the Employment Agreement, as amended, or otherwise, all of the Options granted hereunder shall become vested and exercisable immediately prior to such transaction in the event of the sale of all or substantially all of the Company's assets or a merger or consolidation in which the Company is not the surviving entity, or the Company's stockholders prior to the transaction own less than 50% of the voting power of the Company's outstanding securities immediately following the transaction, or upon termination of Executive's employment by the Company without Cause.

     8.   Section 3.3(c) Expiration of Option of the Prior Option Agreements
                         --------------------
shall read as follows:

          If the Optionee's employment is terminated by the Company without Cause, or by the Optionee for Good Reason, pursuant to Optionee's Employment Agreement, as amended, the expiration of the later to occur of: (i) January 1, 2002, or (ii) thirty (30) days from the Date of Termination of Employment.

     Executive understands that amending the Prior Option Agreements to extend the opportunity to exercise the Options may adversely affect his tax consequences under such Prior Option Agreements.

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     9.   Section 3.3(c) Expiration of Option of the New Option Agreement shall
                         --------------------
read as follows:

          If the Optionee's employment is terminated by the Company without Cause, or by the Optionee for Good Reason, pursuant to Optionee's Employment Agreement, as amended, the expiration of the later to occur of: (i) January 1, 2002, or (ii) ninety (90) days from the Date of Termination of Employment.

     10.  Section 12 Notice of the Employment Agreement is amended to read as
                     ------
follows:

          Notice.  For the purposes of this Agreement, notices, demands and all
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          other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:    David J. Gandini
                              3351 Meadow Creek Place
                              Highlands Ranch, CO 80126

          If to the Company:  FirstWorld Communications, Inc.
                              8390 East Crescent Parkway, Suite 300
                              Greenwood Village, CO 80111
                              Attn: General Counsel
                              Facsimile: (303) 874-2461

          or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11. Executive acknowledges that he may be employed by a subsidiary of the Company, however, the Company will remain liable for all obligations contained in the Employment Agreement.

     12. The Employment Agreement and the Prior Option Agreements are deemed amended to reflect the changes contemplated by this Amendment. Except as expressly modified herein, the Employment Agreement and Prior Option Agreements shall remain in full force and effect in accordance with their terms and conditions.

     13. Capitalized terms in this Amendment that are not otherwise defined herein shall have the same meaning as in the Employment Agreement, the Prior Option Agreements or the New Option Agreement.

     14. The Parties agree to execute, deliver and amend such documents as are reasonably necessary accomplish the Parties' intent hereunder.

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          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.


FIRSTWORLD COMMUNICATIONS, INC.,
a Delaware corporation



By: /s/ Donald L. Sturm                                 /s/ David J. Gandini
    ------------------------------------                ------------------------
Name:  Donald L. Sturm                                  David J. Gandini
Title: Acting President and Chief Executive Officer
       and Chairman of the Board of Directors of
       FirstWorld Communications, Inc.

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